                                                                    EXHIBIT 10.2

 CERTAIN CONFIDENTIAL INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


            FIRST ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997
            -------------------------------------------------------

     THIS FIRST ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997 by and between Eddie Bauer, Inc., a Delaware corporation with a principal place of business at 15010 N.E. 36th Street, Redmond, Washington 98052 ("Licensor") and Signature Eyewear, Inc., a California corporation, with a principal place of business at 498 N. Oak Street, Inglewood, California 90302 ("Licensee") is effective as of March 26, 1999. The License Agreement Dated June 24, 1997 shall be referred to hereinafter as "License Agreement" and this First Addendum to the License Agreement shall be referred to hereinafter as "First Addendum."

1. In the event of a conflict or ambiguity between this First Addendum and the License Agreement, the First Addendum shall control. Any matter not addressed in this First Addendum shall be governed by the License Agreement. The attached SUNWEAR EXHIBIT A to FIRST ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997 is applicable to Licensed Sunwear Products (hereinafter defined) only. The original exhibits attached to the License Agreement shall remain in full force and effect with respect to Licensed Products (hereinafter defined) except that Exhibit A is stricken and the royalties set forth in Exhibit C apply only to Licensed Products other than Licensed Sunwear Products.

2. The definitions of "Products" and Licensed Products are stricken and replaced with the following:

       "Products" means (a) Eyewear Frames, Eyeglasses, Eyeglass cases, chains and cords, all manufactured for use with prescription lenses including prescription sunglass lenses; and (b) Sunwear Products. The term "Products" does not include Sunwear other than Sunwear Products.

       "License Products" shall mean: (a) Products containing the Licensed Mark; and (b) Licensed Sunwear Products.

3.   The following definitions are added to the License Agreement:

       "Sunwear Products" means ready-to-wear sunglasses that contain Oakley, Inc.'s patented performance lens technology, specifically XYZ Optics(TM), Plutonite(TM) lens material and Iridium(TM) lens coating.

       "Licensed Sunwear Products" means Sunwear Products containing the Licensed Mark.

4. This Addendum shall be in effect from the date first written above. However, with respect to Licensed Sunwear Products, the right to use the Licensed Mark in the sale

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

of Licensed Sunwear Products shall not accrue until January 1, 2000. This Addendum shall continue in effect to December 31, 2002 unless sooner terminated pursuant to the License Agreement (or the terms herein) and only so long as the License Agreement remains in effect with respect to Licensed Products other than Licensed Sunwear Products or, unless extended pursuant to Section 10 hereof. Distribution of Licensed Sunwear Products shall be only to optometrists, ophthalmologists, opticians and national optical chains in the Territory unless Licensor provides prior written approval to distribute to other than optometrists, ophthalmologists, opticians and national optical chains.

5. Licensee shall pay a royalty for Licensed Sunwear Products in accordance SUNWEAR EXHIBIT A to FIRST ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997 attached hereto.

6. Section 8.3 of the License Agreement is stricken and replaced with the following:

       All costs and expenses associated with the design, manufacture, development, advertising, marketing, packaging and interactive media of Licensed Products shall be borne by Licensee.

7. Section 8.6 of the License Agreement is stricken and replaced with the following:

       In order to maintain a consistent brand image, Licensee shall submit to Licensor a comprehensive marketing plan for the next calendar year no later than three months prior to the commencement of the next calendar year which plan shall include advertising strategy and tactics, including timetables ("Comprehensive Marketing Plan"). The Comprehensive Marketing Plan shall be subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld. Licensor may, at its option, provide a strategic outline for the Comprehensive Marketing Plan. Any and all advertising produced in furtherance of the Comprehensive Marketing Plan (or otherwise) including, but not limited to, consumer and trade advertising, marketing materials, interactive media, trade shows, advertising slicks, sales materials and promotional materials shall be submitted to Licensor at first concept stage, first art and final art prior to production and distribution. Licensor shall advise Licensee of its objections to any original materials within ten (10) business days of receipt thereof, and of its objections to any revised materials within five (5) business days of receipt thereof. Failure to object within the specified time period shall be deemed approval. Licensor and/or Licensor's agents may provide, and Licensee shall accept, creative direction and styling for the Comprehensive Marketing Plan, including advertising, and the execution thereof. Licensee shall cooperate with Licensor and/or Licensor's agents in developing the Comprehensive Marketing Plan and the content and presentation of all advertising. Licensor shall notify Licensee in the event that Licensor intends to incur any fees from third party consultants or agents for developing or implementing the comprehensive Marketing Plan. Licensee

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

       shall reimburse Licensor for such third-party fees only if Licensee gives prior written approval for them. The Comprehensive Marketing Plan shall provide, among other things, that Licensee shall expend, in addition to the sums spent on Licensed Products other than Licensed Sunwear Products pursuant to Section 6.2 of the Agreement, no less than [*] ([*]) of Net Sales of Licensed Sunwear Products, Net Sales being measured in the calendar year prior to the year in which the expenditure is made, on consumer advertising for Licensed Sunwear Products in each calendar years 2000, 2001 and 2002 and in any calendar year thereafter that this Agreement is extended. Expenditure on consumer advertising is contingent on Licensor approving distribution of the Licensed Products beyond optometrists, ophthalmologists, opticians and national optical chains.

       The content and presentation of all designs for the Licensed Products, and the use of the Licensed Mark with Licensed Products shall be subject to the prior written approval of Licensor. Licensee shall submit an annual product development calendar to Licensor not less than two months prior to the beginning of the calendar year. Licensee shall submit designs to Licensor at color stage, concept stage, first sample and final sample prior to production. Licensor will advise Licensee of its objections to designs within (10) ten business days of receipt thereof. Failure to object within the specified time period shall be deemed approval. Licensee will send to Licensor two (2) production samples of each style and SKU of Licensed Products.

       Licensee shall establish display presentation and price guidelines, and shall monitor and enforce those guidelines, to maintain the integrity of the Licensor brand presentation outside Licensor stores and catalog. Licensee will send to Licensor one (1) copy of the line sheets and one
       (1) sample of each promotional material and advertising which features or references the Licensed Products or any variation of Licensor's name or mark. No materials will be produced or distributed which have not been approved by Licensor.

       All talent and all talent wardrobe in all advertising and marketing materials shall be styled by Licensor and must be approved by Licensor prior to production. All propping shall be with Licensor product or Licensor licensed product other than Licensed Products, Wardrobe and propping, if provided by Licensor, shall be provided to Licensee at cost plus expenses, including shipping. Licensee shall pay such expenses directly.

8. Licensee's obligation to perform hereunder with respect to Licensed Sunwear Products is contingent upon Licensee entering into a license agreement with Oakley, Inc., a California corporation, for use of their patented performance lens technology, specifically XYZ Optics(TM), Plutonite(TM) lens material and Iridium(TM) lens coating.

9. The last sentence of Section 2.3 of the License Agreement is stricken and replaced with the following:

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

       Nothing in this Agreement shall preclude Licensor from using the Licensed Mark in connection with the sale by Licensor of any type of sunwear in any and all of Licensor's direct distribution channels, namely Licensor owned stores, Licensor catalogues and Licensor internet web sites.

10. Licensor may renew the License Agreement with respect to Licensed Sunwear Products in accordance with Section 3.2 thereof, however, any such renewal with respect to Licensed Sunwear Products shall be for one (1), three (3) year term, only. Licensee's option to renew shall be subject to all other restrictions and conditions set froth in the License Agreement. Licensee may elect to renew the License Agreement with respect to Licensed Products but not to renew the License Agreement with respect to Sunwear Products. In such event, as of the first day of the renewal period: (i) Licensee's right to Exploit the Licensed Mark in connection with Sunwear Products shall cease (except that Licensee shall have the rights to sell stock on hand or which has been ordered prior to termination in accordance with Section 3.4 of the License Agreement); (ii) Licensee shall have no obligation with respect to Licensed Sunwear Products under Section 8.6 of the License Agreement as amended hereby; and (iii) Licensed Sunwear Products shall no longer be Licensed Products.

11. Except as modified by the First Addendum, all other terms and conditions of the License Agreement shall remain in full force and effect.

EDDIE BAUER, INC.
Licensor


By:   /s/ Don Perinchief
    -----------------------------------

Title: DVP New Business and Licensing
      ---------------------------------

Date:  March 26, 1999
      ---------------------------------


SIGNATURE EYEWEAR, INC.
Licensee

By:   /s/ Julie Heldman
    -----------------------------------

Title: President
      ---------------------------------

Date:  March 25, 1999
      ---------------------------------

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

 SUNWEAR EXHIBIT A TO FIRST ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997
 ----------------------------------------------------------------------------
                ROYALTY SCHEDULE FOR LICENSED SUNWEAR PRODUCTS


     The following royalty rate shall apply to Licensed Sunwear Products during the initial Term:

     [*] of total Net Sales during the first year (January 1, 2000 through December 31, 2000);

     [*] of total Net Sales during the second year (January 1, 2001 through December 31, 2001);

     [*] of total Net Sales during the third year (January 1, 2002 through December 31, 2002) so long as Licensor approves distribution of Licensed Sunwear Products through other than optometrists, ophthalmologists, opticians and national optical chains. Should Licensor not approve such distribution, the royalty rate shall be [*].

     Should License exercise the option to renew the License Agreement with respect to Licensed Sunwear Products, the royalty rate shall be [*] for each of the three years of the option term so long as Licensor approves distribution of Licensed Sunwear Products through other than optometrists, ophthalmologists, opticians and national optical chains. Should Licensor not approve such distribution, the royalty shall be [*] for any year such approval is not given.

     Licensee shall pay Licensor [*] upon execution of this First Addendum, which shall be applied against the first royalties (minimum or actual) accruing in 2000.

     This Exhibit, dated March 26, 1999, is incorporated by reference in THE FIRST ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997.


                                        Approved:


                                        By: /s/ Don Perinchief
                                           --------------------


                                        By: /s/ Julie Heldman
                                           --------------------

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.